SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2017 (June 7, 2017)

12 RETECH CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong Tel: 852-6072-0269

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Devago, Inc.

Calle Dr. Heriberto Nunez #11A,

Edificio Apt. 104

Dominican Republic

Tel: 809-994-4443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  X .

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     .

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating the Company. This Current Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Current Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements. Forward-looking statements in this Report reflect the good-faith judgment of our management and those statements are based on facts and factors as currently know by our management.

Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported on Form 8-K filed with the Commission on June 7, 2017, incorporated by reference herein, on June 7, 2017, Devago, Inc., a Nevada corporation (the “Company” or “DVGG”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with 12 Hong Kong Limited, a Hong Kong Special Administrative Region corporation (“12RT”), and the Shareholders of 12RT (the “12RT Shareholders”).

As of June 27, 2017 (the “Closing Date”), the Company and 12 RT, have determined that all conditions necessary to close the Share Exchange Agreement have been satisfied and therefore as of the date hereof, the Share Exchange Agreement was closed and as such 12RT has become a wholly-owned subsidiary of the Company (“Closing”). As per the Share Exchange Agreement, the Company acquired Four Million (4,000,000) shares of 12RT, representing 100% of the issued and outstanding equity of 12RT, from the 12RT shareholders (the “12RT Shares”) and in exchange the Company issued to 12RT an aggregate of Fifty Five Million (55,000,000) shares of Company stock, consisting of: (i) Fifty Million (50,000,000) shares of post forward split Company common stock; and, (ii) Five Million (5,000,000) shares of a to be designated DVGG Series A Preferred Stock. Additionally, the following conditions to the closing of the Share Exchange Agreement have been satisfied:

(i)

on June 8, 2017, the Company filed with the State of Nevada Amended and Restated Articles of Incorporation, reflecting: (1) a change the Company’s’ name from Devago, Inc. to 12 Retech Corporation; and, (2) an increase in the Company’s authorized shares of Common Stock from 100,000,000 to 500,000,000 and decreases its authorized shares of undesignated Preferred Stock from 100,000,000 to 50,000,000;

(ii)

On June 21, 2017, the Financial Industry Regulatory Authority (“FINRA”) approved a six-for-one (6:1) forward split of the Company’s common stock;

(iii)

the Company has facilitated the cancellation of 19,800,000 shares of its restricted common stock and such stock shall be returned to the Company’s treasury; and,

(v)

12RT has provided the Company with financial statements prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”), such financial statements are included as an Exhibit to this Current Report.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on June 7, 2017 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01. We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of 12RT such information can be found under Item 5.06 of this Current Report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 and 2.01 of this Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02. The Share Exchange Agreement is an exempt transaction pursuant to Section 4(a)(2) of the Securities Act as the share issuance to the 12RT Shareholders was a private transaction by the Company and did not involve any public offering.

Exemption from Registration. The shares of common stock to be issued, pursuant to the Share Exchange Agreement, shall be issued in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. The Share Exchange is an exempt transaction pursuant to Section 4(a)(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering. Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(a)(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.01.

As of the Closing Date of the Share Exchange, and as a result of the six-for-one (6:1) forward split of the Company’s Common Stock, immediately prior to Closing of the Share Exchange Agreement the total number of issued and outstanding shares of the Company’s Common Stock was 147,492,024. Concurrently with the Closing of the Share Exchange Agreement, and as a condition thereof, the Company’s current sole-officer and director cancelled 118,800,000 shares of the Company’s Common Stock beneficially owned by him and such shares were returned to the Company’s treasury.

Accordingly, immediately after the Closing, the Company had a total of 78,692,024 shares of common stock issued and outstanding, after giving effect to the issuances and cancellation of the Company’s Common Stock pursuant to the terms and conditions of the Share Exchange Agreement. As of the Closing, the 12RT Shareholders are the beneficial owners of approximately 63.53% of the issued and outstanding shares of the Company’s Common Stock, and therefor gained control of the Company. The Share Exchange is being accounted for as a “reverse acquisition,” as the 12RT Shareholders own a majority of the outstanding shares of the Company’s capital stock immediately following the closing of the Share Exchange Agreement. The Board of Directors and management, after the Share Exchange Agreement, are comprised of 12RT’s management team. Furthermore, the operations of 12RT are the continuing operations of the Company, therefore, 12RT is deemed to be the acquirer in the reverse acquisition.

As a result of the Share Exchange Agreement, the following changes to the Company’s directors and officers have occurred:

•

As of June 27, 2017, Jose Armando Acosta Crespo resigned from all positions with the Company, including but not limited to those of President, Chief Executive Officer, and Director.

•

As of June 27, 2017, Angelo Ponzetta was appointed a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer and Secretary.

•

As of June 27, 2017, Daniele Monteverde was appointed a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer.

The biographies for Messrs. Ponzetta and Monteverde are set forth below:

Angelo Ponzetta - Founder & CEO

Angelo is an Italian raised and educated in Switzerland. He has a first-degree in Engineering Micro-Computer from Bern Technikum, a Bachelor degree in Organizational Management from the OMS in Zurich, and a Bachelor degree in Business Administration from the GSBA in Zurich. Angelo has worked for about 10 years in programming and development of processing systems at Kern AG and then in the IT department of a Swiss Bank.

In 1992 he received an opportunity in Asia, and moved to Japan to join Swiss Trading company UTC Japan, in the position as Executive Director to oversee the entire finance and Marketing department of Fashion-, Jewelry and Watches.

In 1994, he was then promoted to President and Representative Director, and managed the entire company including offices in Taiwan, Singapore and Hong Kong.

In 1999, he was then asked by CARAN d’ACHE (Luxury Writing Instruments-, leather- and Fine Art Material manufacturer based in Geneva), to build up the brand in Japan. In 2001, his responsibilities were expanded to oversee all over Asia Pacific as Asia President.

In 2010, he moved part-time to Hong Kong living between the two cities Tokyo and Hong Kong. With his experience in the retail and distribution field, coped with technology experience, he had a very clear idea in his mind to create a change in the retail market. His idea become clear by 2011 where he set up a plan and started intensively working on the idea till it become a true explosive concept by 2012.

Angelo, was actively involved in many business organizations including several Foreign Chambers in Japan. He served on the EBC (European Business Council) Board of Governors, as well as the Board of the Japan-Swiss Society; and was for a full term of two years (2005/2006) the President of the Swiss Chamber & Commerce in Japan.

Daniele Monteverde - Chief Financial Officer

2015-present • Founder & Vice President of 12 HOLDINGS, Inc. (HONG KONG) • President & CEO of 12 JAPAN, Inc. Business Sector: IT, Movile Applications, e-Commerce. 2005-present • President & CEO of Aquarium, Inc. Business Sector: Video production, video and TV-program editing, sound recording and mixing studio, video duplication, mobile content marketing and distribution. 2010-2011 • Founding partner & Vice-president of Alliance Global Partners, Inc. Business Sector: International network of independent companies active in the fields of advertising and communications. 2010-2012 • President & CEO of S International Architects, Inc. Concept development and architectural design of commercial, residential and special purpose buildings. Ph.D. in Engineering (Specialization in Business Administration) National University of Buenos Aires (U.N.B.A.) (February 1974).

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, as described in Item 1.01 above, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we completed a Share Exchange Agreement with 12 Hong Kong Limited. Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of the Company and 12 Hong Kong Limited after the closing of the Share Exchange Agreement, except that information relating to periods prior to the date of the Share Exchange Agreement relate 12 Retech Corporation (f/k/a Devago, Inc.) unless otherwise specifically indicated.

As referred to hereinafter in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, and, refer to 12 Retech Corporation (f/k/a Devago, Inc.).

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Our Corporate History and Background

Devago, Inc. was formed on September 8, 2014 in Nevada as a start-up stage company engaged in the creation of mobile software applications, or “Apps.” Our strategic initiative includes developing and marketing our current mobile application, as well as expanding our mobile application portfolio through the acquisition of third party mobile applications and mobile application development companies.

On March 30, 2017, the Company received an S-1 Notice of Effectiveness from the Securities and Exchange Commission (the “SEC”).

Jose Armando Acosta Crespo has been the Company’s sole officer and director from inception through the Closing of the Share Exchange Agreement with 12RT. He has acted as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

On June 7, 2017, we entered into the Share Exchange Agreement with 12 Hong Kong Limited, a Hong Kong Special Administrative Region corporation (“12RT”), and the Shareholders of 12RT (the “12RT Shareholders”).

As of June 27, 2017 (the “Closing Date”), the Company and 12 RT, have determined that all conditions necessary to close the Share Exchange Agreement have been satisfied and therefore as of the date hereof, the Share Exchange Agreement was closed and as such 12RT has become a wholly-owned subsidiary of the Company (“Closing”). As per the Share Exchange Agreement, the Company acquired Four Million (4,000,000) shares of 12RT, representing 100% of the issued and outstanding equity of 12RT, from the 12RT shareholders (the “12RT Shares”) and in exchange the Company issued to 12RT an aggregate of Fifty Five Million (55,000,000) shares of Company stock, consisting of: (i) Fifty Million (50,000,000) shares of post forward split Company common stock; and, (ii) Five Million (5,000,000) shares of a to be designated DVGG Series A Preferred Stock. Additionally, the following conditions to the closing of the Share Exchange Agreement have been satisfied:

(i)

on June 8, 2017, the Company filed with the State of Nevada Amended and Restated Articles of Incorporation, reflecting: (1) a change the Company’s’ name from Devago, Inc. to 12 Retech Corporation; and, (2) an increase in the Company’s authorized shares of Common Stock from 100,000,000 to 500,000,000 and decreases its authorized shares of undesignated Preferred Stock from 100,000,000 to 50,000,000;

(ii)

On June 21, 2017, the Financial Industry Regulatory Authority (“FINRA”) approved a six-for-one (6:1) forward split of the Company’s common stock;

(iii)

the Company has facilitated the cancellation of 19,800,000 shares of its restricted common stock and such stock shall be returned to the Company’s treasury; and,

(v)

12RT has provided the Company with financial statements prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”), such financial statements are included as an Exhibit to this Current Report.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on June 7, 2017 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

Current Operations

12 Retech Corporation, has created a fully-integrated shopping experience driven by new technology and has integrated all aspects of social networking, we refer to our technology simply as “12”. We anticipate will be the next disruptive innovator in the retail sector. Simply put, 12 is an interactive shopping cart that seamlessly combines shopping and social networking for a fun and unique shopping experience. 12 integrates in-store, online, and mobile shopping with its smart mirror, mobile app, and iKiosk, while an interactive advertising screen provides special offers from shops, restaurants, and service providers. Over the past 36 months 12RT has developed a proprietary technology (software, hardware (the “iMirror”), applications for the I-phone, I-pad, android phones and tablets) that integrates traditional shopping, on-line shopping, entertainment and social networking into a “Totally Integrated Retail Platform.”

The “12” Retech Experience

USXS – Unifying Shopping eXperience System® - USXS is the solution for all retail problems in reaching the consumer; the connector of any available technology system and the generator of a truly shopping and entertainment experience for consumers. Our technology is based on the full integration of the iMirror/ADScreen connected with iKiosk, Mobile and e-commerce. The whole technology will enable consumers to be independent and freely share information with friends.

We call this the “12” Experience. We believe that the “12” shopping experience offers both retailers and customers an exciting, time-saving and efficient way to enjoy and to fully become immersed within the traditional retail environment. We believe that:

•

“12” will set a new trend in retailing; changing the way shopping and advertising is done

•

“12” will connect people to business and people to people

•

“12” will be the first offering a real-time service to consumers wherever they are located

•

“12” will build on the complete integration of four fundamental retail and entertainment components: Traditional Shopping; Online/Mobile Shopping; Social Networking; PR - Advertising and Entertainment

Through the 12 technologies, we will be able to provide a simple app to Business owners for free to simply place their offer. We provide our app to consumers through advertising, PR campaign, etc. Consumer can get special deals if they reserve through our app by choosing a special menu and pre-pay through our app. Why we believe that consumers will choose our app? Because it is the only app in the marketplace today that can review immediate special offers and discount action. Easy to get the best immediate deal in the close surroundings.

Industry Overview

•

E-commerce has increased 20% on average each year, but remains at only 8% of total commerce.

•

Many shoppers visit shops but purchase online looking for lower a price.

•

Unqualified shop staff cannot help effectively and can struggle to make consumers happy.

•

Waiting in line and waiting for fitting rooms or to pay can be frustrating and has the potential to make customers exit the store.

•

Small retailers cannot afford to spend money on advertising or technology.

•

Retailers are reluctant to fully embrace the potential of new technologies if it costs them money and is difficult to implement the new system.

•

There is a need to provide an easier way to get special offers to consumers.

Disruptive Technology

The Company seeks to deploy its technology in traditional retail outlets in order to allow for a seamless and novel approach to traditional retail shopping models. In order to advance our concept, we have identified several key concepts that we believe are the cornerstones of our business in the coming months and years. We believe that consumers want to shop in a seamless way, avoiding long lines and avoiding the frustrations that traditional retail shopping has long since been mired.

We firmly believe that the modern shopper:

•

Wants to evaluate products, all the time, not only while shopping.

•

Likes to learn about a product and get a friends’ recommendation and suggestion through any way available, especially social media.

•

Wants flexible shopping anywhere, online, mobile or at the store.

•

Flexible order and delivery or pick-up at store.

•

Wants to receive customized offers and promotions before entering or when they are at the store.

•

Expects seamless, personalized experience at every touch point –anytime, anywhere.

•

Convenience and value have to be assured

What does it bring to Customers

It drives more customers to the store and helps to increase sales due to the fact that customer will spend more time in store browsing and checking products, sales are also generated after store closure, sales are generated after consumer shows the product and speaks with friends. The technology allows the retailers to get customized information from customers, by learning and understanding of their behavior and shopping patterns, while providing improved and customized offers to consumers. Customer creates free advertising through the sharing of pictures taken in store.

The iMirror

The iMirror is a unique in-store application, which is truly different from currently existing magic mirrors. Our iMirror is a real mirror that turns to a screen, recognizes clothes that a person is fitting, and can take pictures, which are instantaneously transferred to a friend. In specific cases and on requirement the iMirror can turn to a pre-reserving fitting room. The iMirror detects products, gives information and collects data from consumers and products that are important for the shop, designer and manufacturer.

The iKiosk

The iKiosk is an in-store application to browse products, get information and place orders. The iKiosk can be used as checkout point or self-checkout depending on the cases. It allows ordering coffee or refreshments in-store. We have the iKiosk (in-store), which detects products, provides information and the consumer can check-out on this device it can be used as self-checkout point and it collects data from consumers and products that are important for the shop, designer, and manufacturer.

The Mobile-App

The Mobile-App is an application for I-phone and android mobile. This application can be used to find best offers at the immediate place, it can make booking and pay for the special offers/services, it will check products with the app in members shop and enjoy shopping, it allows the customer to socialize through the app or share with other social apps and the user will receive special offers, coupon from advertising on our iMirror/ADScreen.

Admin-App

The Admin-App is an application for vendors, which can be used on smart phones, tablets or PC to communicate with our system for providing special offers or just send an offer to a screen nearby their shop to attract customers. The Admin-App is easy to use and provides information on offers available right now by a switch (on or off). The offer is then shown on a Map, where consumers can check and book.

12 Will Make shopping and Entertainment a “Truly Social Experience”

Offer to Consumers

•

Consumers can enjoy shopping while they socialize with friends and will be entertained at all times.

•

Consumers can check products online, in store, on the iMirror, iKiosks or Mobile.

•

Consumers can get customized offers on specific products/brands.

•

Consumers do not need to wait in line for fittings and paying. They can have flexibility for home delivery or pick-up.

•

Consumers can get on request, immediate offers/discounts on products, food (restaurants) or services from business that are in the approximate vicinity (within 10 min walking distance).

•

Consumer can always get the best immediate deal available on various offers.

Internet Shopping

Internet shopping is a double-digit growth market year on year. 12 will take full advantage of Internet shopping by enabling it in-store, on the road (mobile) and at home. Consumers can order online in the shop and request home delivery or pick-up at a later date.

Social Networking

12 brings social media to life in a rich, totally immersive and exciting environment. In store, consumers can connect instantaneously with any available social networking system like Facebook, Skype, WhatsApp, Line, Wechat, etc. Consumers can share pictures, videos and can get opinions from their families and friends. 12 actively evolves with the rapidly changing “iGeneration.”

Advertising and Entertainment

For the retail and advertising business our ideal customer for adopting this concept are department stores, malls or small retailers who want to improve their sales by shop/online and empower consumers providing a total experience and/or just giving unique offers. For our mobile app, we are targeting for the first stage, small and middle level retailers as well all service providers. On stage two we are going to target people who have skills and want to provide them privately (Person to Person) generating additional value for consumers.

We believe that the concept of allowing the Consumer to have fun, receive special offers and being entertained during shopping experience is very important. 12 allows the consumer feel special, important and empowered and lets the consumer chose their best offer available in store or close to the store right now.

Intellectual Property

The Company holds three patents covering its Intellectual Property.

		Patent Application #:	Description:	Filing Date:
1.	U.S.A.	20150161712	Unifying Shopping Experience System	December 23, 2013
2.	China	201410418985.X	Unifying Shopping Experience System	August 22, 2014
3.	E.U.	P2104-1526	Unifying Shopping Experience System	December 10,

Future Intellectual Property Strategy

The Company intends to continue its development of its technologies and will continue to apply for patents for future product developments. The Company’s strategy is to protect the technologies with patents in Europe, U.S. and China. Following product development, each product, based on the technologies, will be further protected individually by new patent filings worldwide.

Employees

We currently have 2 full-time employees.

ITEM 1A.

RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

Our operations and financial performance could be negatively impacted, if the markets for our products do not develop and expand as we anticipate

The markets for our products and services are characterized by rapidly changing technologies, evolving industry or regulatory standards and new product introductions. Our success is dependent on the successful introduction of new products and services, or upgrades of current products and services, and our ability to compete with new technologies.

The scope of our business is currently limited to customers using Apps for Smartphones.

Although we intend to become a more diversified technologies company, the majority of our current business is based upon Apps that we create and provide to customers and third-party businesses utilizing Apps designed for various Smartphones. Because the Apps we currently develop are limited to use on very specific products, if we fail to market our Company and Apps effectively, or if we fail to adequately anticipate, gauge and respond to our existing and potential customers' needs with our Apps, the Company would be adversely affected.

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our Apps to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

We may experience service failures or interruptions due to defects in the software, infrastructure or processes that comprise our App software, any of which could adversely affect our business.

Our software may contain undetected defects in the software, infrastructure or processes. If these defects lead to failures in our Apps, we could experience delays or lost revenues during the period required to correct the cause of the defects. Furthermore, we cannot be certain that defects will not be found in new software or upgraded existing software or that service disruptions will not occur in the future, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

If we do not successfully maintain the 12 Retech brand in our existing markets or successfully market the 12 Retech brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing the 12 Retech brand in a cost-effective manner is critical in expanding our customer base. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products and App software to our customers. We cannot be assured that these efforts will be successful in marketing the 12 Retech brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If we are unable to adapt our products and App software to rapid technological change, our revenues and profits could be materially and adversely affected.

Rapid changes in technology, products, services, customer requirements and operating standards occur frequently. These changes could render our proprietary technology and systems obsolete. Any technological changes that reduce or eliminate the need for Apps that connect Smartphone App creators with their target markets could harm our business. We must continually improve the performance, features and reliability of our App software, particularly in response to our competition.

Our success will depend, in part, on our ability to:

•

enhance our existing products and services;

•

develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets; and,

•

respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot be certain of our success in accomplishing the foregoing. If we are unable for technical, legal, financial or other reasons, to adapt to changing market conditions or buyer requirements, our market share, business and operating results could be materially and adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third-party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology, which may harm our business.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third-party. While we believe that our products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future, particularly with respect to technology that we acquire through acquisitions of other companies. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•

develop and enhance our existing products and services;

•

continue to expand our technology development, sales and/or marketing organizations;

•

hire, train and retain employees; or

•

respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

If we fail to attract and retain key personnel, our business may suffer.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. If we lose the services of either of our executive officers, our financial condition and results of operations could be materially and adversely affected. Our success also depends upon our ability to identify, hire and retain other highly skilled technical, managerial, editorial, sales, marketing and customer service professionals. Competition for such personnel is intense. We cannot be certain of our ability to identify, hire and retain adequately qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

Our directors and named executive officers are also our principal stockholders, as such they will be able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management or the Board of Directors, possibly conflicting with the interests of other stockholders.

Our directors and named executive officers are also our principal stockholders as such they exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise control of our business. This control could have the effect of delaying or preventing a change in control or entrenching management or the Board of Directors, which could conflict with the interests of our other stockholders and, consequently, could adversely affect the market price of our common stock.

Business disruptions could affect our operating results

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. For the period ended December 31, 2016, our comprehensive loss from operations was $ 143,987 and we have an accumulated deficit of $442,510. The “going concern” opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, our ability to continue our operations will be significantly impaired. As a result we may have to liquidate our business and investors may lose their investments. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCMarkets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•

variations in our operating results;

•

changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•

changes in operating and stock price performance of other companies in our industry;

•

additions or departures of key personnel; and

•

future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading price of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this annual report. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

DEVAGO, INC.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements for the year ended November 30, 2016, which are included herein

Our operating results for the twelve months ended November 30, 2016, for the twelve months ended November 30, 2015 and the changes between those periods for the respective items are summarized as follows:

	Twelve Month Period Ended November 30, 2016	Twelve Month Period Ended November 30, 2015	Change Between Twelve Month Periods Ended November 30, 2016 and November 30, 2015

General and administrative expenses	$16,498	$1,205	$15,293
Professional fees	25,865	38,345	(12,480)
Depreciation and amortization	2,160	1,755	405
Operating expenses	$44,523	$41,305	$3,218

Interest expense	$(1,196)	$(945)	$(251)
Gain (loss) on foreign exchange	34	(231)	265
Net Loss	$(45,685)	$(42,481)	$(3,204)

Our financial statements report a net loss of $45,685 for the twelve-month period ended November 30, 2016 compared to a net loss of $42,481 for the twelve month period ended November 30, 2015. Our losses have increased by $3,204, primarily as a result of an increase of general and administrative expenses of $15,293, offset by a decrease in professional fees of $12,480.

Our operating expenses for the year ended November 30, 2016 were $44,523 compared to $41,305 as of November 30, 2015.

Liquidity and Financial Condition

Working Capital

	At November 30, 2016	At November 30, 2015
Current assets	$23	$4,914
Current liabilities	40,859	17,225
Working capital (deficit)	$(40,836)	$(12,311)

Cash Flows

	Year Ended
	November 30
	2016	2015
Net cash (used in) operating activities	$(16,480)	$(39,270)
Net cash (used in) investing activities	-	(15,000)
Net cash from (used in) financing activities	11,589	44,184
Net increase (decrease) in cash during period	$(4,891)	$(10,086)

Our total current liabilities as of November 30, 2016 were $40,858 as compared to total current liabilities of $17,225 as of November 30, 2015. The increase was primarily due to an increase of amounts due to related party, which were incurred through expenses paid by a related party on behalf of the Company.

Operating Activities

Net cash used in operating activities was $16,480 for the year ended November 30, 2016 compared with net cash used in operating activities of $39,270 in the same period in 2015. Net cash used in operating activities during 2016 were comprised of a net loss of $45,685, amortization expense of $2,160, increase in accounts payable of $10,844, and accrued interest expense of $1,200. Net cash used in operating activities during the year ended November 30, 2015 was comprised of a net loss of $42,481, amortization expense of $1,755, increase in accounts payable of $247 and accrued interest expense of $977.

Investing Activities

Net cash used in investing activities was $0 for the year ended November 30, 2016 compared to net cash used in investing activities of $15,000 in the same period in 2015. The net cash used in investing activities for the year ended November 30, 2015 was due to acquisition of property plant and equipment.

Financing Activities

Net cash from financing activities was $11,589 for the year ended November 30, 2016 compared to $44,184 provided by financing activities in the same period in 2015. Financing activities for the year ended November 30, 2016 comprised of an increase in due to related party of $11,589. Financing activities for the year ended November 30, 2015 comprised of an increase in due to related party of $16,000 and issuance of common stock for $28,124.

12 HONG KONG LIMITED

Results of Operations

Working Capital

	December 31, 2016 $	December 31, 2015 $
Current Assets	67,272	77,362
Current Liabilities	41,808	174,536
Working Capital (Deficit)	25,464	(97,174)

Cash Flows

	Year ended December 31, 2016 $	Year ended December 31, 2015 $
Cash Flows used in Operating Activities	(278,516)	(274,248)
Cash Flows from (used in) Investing Activities	(14,156)	(4,890)
Cash Flows from (used in) Financing Activities	258,000	258,000
Net increase (decrease) in Cash During Period	(34,672)	(21,138)

Operating Revenues

During the year ended December 31, 2016, the Company earned $64,500 from service revenue related to consultation of technology applications and $nil of product revenue from the development and sale of technology applications. During the year ended December 31, 2015, the Company earned $193,500 of service revenue and $38,700 of product revenue for a sale of technology application to a related party. The overall decrease in revenue was due to an overall decline in operating activity during fiscal 2016.

For the year ended December 31, 2016, the Company recorded a gross profit of $29,347, or 45.5% gross profit margin compared to a gross profit of $104,024 and gross profit margin of 44.8% during the year ended December 31, 2015. The Company’s overall strategy for its operating revenue has not materially differed on a year-to-year basis, hence the consistency of gross profit margins on a year-to-year basis.

Operating Expenses and Net Loss

During the year ended December 31, 2016, the Company incurred $173,670 of operating expenses compared to $252,251 of operating expenses during the year ended December 31, 2015. The overall decrease in operating expenses is due to a decrease in operating activity in fiscal 2016 including a decrease of $67,577 in general and administrative expense due to limited cash flows and lower operating activity.

The Company incurred a net loss of $143,987, or $0.04 loss per share, during the year ended December 31, 2016 compared with a net loss of $148,227, or $0.08 loss per share, during the year ended December 31, 2015. The decrease in the loss per share is due to the issuance of 2,000,000 common shares during fiscal 2016 which increased the overall weighted average number of shares outstanding during the year ended December 31, 2016.

Liquidity and Capital Resources

As at December 31, 2016, the Company had cash of $15,042 and total assets of $115,298 compared with cash of $49,715 and total assets of $134,013 as at December 31, 2015. The decrease in cash is due to the fact that the Company used cash of $278,516 for operating activities during fiscal 2016 while only receiving $258,000 of financing activities from the issuance of common shares. The decrease in total assets is due to a decrease in the Company’s cash as well as inventory as the Company impaired $12,267 of obsolete inventory.

As at December 31, 2016, the Company had total liabilities of $41,808 compared with total liabilities of $174,536 as at December 31, 2015. The decrease in total liabilities is due to the repayment of a net amount of $99,184 to a shareholder of the Company and the decrease in accounts payable and accrued liabilities of $33,544 for repayments of outstanding obligations.

The Company has a working capital of $25,464 at December 31, 2016 compared to a working capital deficit of $97,174 at December 31, 2015. The increase in the working capital is due to the fact that the Company raised $258,000 from the issuance of 2,000,000 common shares that was used to repay outstanding obligations and amounts due to a shareholder of the Company.

Cash Flow from Operating Activities

During the year ended December 31, 2016, the Company used $278,516 of cash for operating activities compared to $274,248 during the year ended December 31, 2015. Although the Company had less operating activity during fiscal 2016, the Company raised cash from financing activities which were used to repay outstanding obligations including accounts payable and amounts due to a shareholder of the Company.

Cash Flow from Investing Activities

During the year ended December 31, 2016, the Company used $14,156 of cash for investing activities compared to $4,890 during the year ended December 31, 2015. During fiscal 2016, the Company advanced $11,465 to a shareholder of the Company.

Cash Flow from Financing Activities

During each of the years ended December 31, 2016 and 2015, the Company received $258,000 from the issuance of 2,000,000 common shares of the Company.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Trends

We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in “Risk Factors”.

Changes in and Disagreements with Accountants on Accounting Procedures and Financial Disclosure

None exist.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Emerging Growth Company

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

·	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

·

The requirement to provide, in any registration statement, periodic report or other report to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”), certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

·	Compliance with new or revised accounting standards until those standards are applicable to private companies;

·	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

·

Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue from the sale of goods is recognized when the following conditions are satisfied:

·	We have transferred to the buyer the significant risks and rewards of ownership of the goods;

·	We retain neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

·	The amount of revenue can be measured reliably;

·	It is probable that the economic benefits associated with the transaction will flow to the entity; and

·	The costs incurred or to be incurred in respect of the transaction can be measured reliably.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

We maintain executive offices at Unit B, 22/F, Times Tower, 391-407 Jaffe Road, Wan Chai, Hong Kong. The office and general expenses associated with leasing our office space is a total of $2,000.00 per month. We believe that our office space is adequate for our current needs, but growth potential may require a facility due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property. We do not own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of June 27, 2017, there are 78,692,024 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days, and 0 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Shares Held	Percent of Class[1]
Angelo Ponzetta[2] Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong	Common	45,000,000	57.18%
Daniele Monteverde Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong	Common	1,000,000	1.27%

1 The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The entities or persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2 Additionally, Angelo Ponzetta is the beneficial owner of five million (5,000,000) shares of the Company’s Series A Preferred Stock.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Name and Address of Beneficial Owner Directors and Officers:	AGE	Class	Shares Held or Controlled	Percentage of Class[1]
Angelo Ponzetta[2] Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong	56	Common	45,000,000	57.18%
Daniele Monteverde[3] Unit B, 22/F, Times Tower 391-407 Jaffe Road Wan Chai, Hong Kong	65	Common	1,000,000	1.27%
All executive officers and directors as a group (2 people)		Common	46,000,000	58.45%

1

The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The entities or persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2 On June 27, 2017, Angelo Ponzetta was appointed as the Company’s Chief Executive Officer, President and Secretary and as a Member of the Company’s Board of Directors.

3 On June 27, 2017, Daniele Monteverde was appointed as the Company’s Chief Financial Officer and as a Member of the Company’s Board of Directors.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

None.

Family Relationships

There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE[1]
Name and Principal Position	FiscalYear	Salary ($)	All Other Compensation ($)[2]	Total ($)
Angelo Ponzetta President, CEO, Secretary & Director	2017	NIL	NIL	NIL
	2016	NIL	NIL	NIL
	2015	NIL	NIL	NIL
Daniele Monteverde CFO and Director	2017	NIL	NIL	NIL
	2016	NIL	NIL	NIL
	2015	NIL	NIL	NIL

1

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

2

The “All Other Compensation” column is used to disclose the aggregate amount of all compensation that the company could not properly report in any other column of the Summary Compensation Table (with a limited exceptions).

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Other than disclosed in herein. None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past two fiscal years, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dividends

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

The aggregate number of shares which this Company has the authority to issue is five hundred fifty million (550,000,000) shares, consisting of (a) five hundred million (500,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (b) twenty million (50,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). Of the Preferred Stock we have a class designated as Series A Preferred Stock, which consist of ten million (10,000,000) shares authorized, five million (5,000,000) of which have been issued as of the date of this Report.

Common Stock

Each share of Common Stock shall have, for all purposes, one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Company as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Series A Preferred Stock

The following summary of the Company’s Series A Preferred Stock is merely a summary, we refer you to our Amended and Restated Articles of Incorporation and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Liquidation Rights:

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Company to the Holders of any Junior Stock by reason of their ownership of such stock an amount per share for each share of Series A Preferred Stock held by them equal to the sum of the Liquidation Preference. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the Holders of the Series A Preferred Stock are insufficient to permit the payment to such Holders of the full amounts specified in this Section then the entire remaining assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the Holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section.

Redemption Rights:

The Series A Preferred Stock shall have no redemption rights.

Conversion:

The “Conversion Ratio” per share of the Series A Preferred Stock in connection with any Conversion shall be at a ratio of 1:20, meaning every (1) one Preferred A share shall convert into 20 shares of Common Stock of the Company (the “Conversion”). Holders of Class A Preferred Shares shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all their shares of the Class A Preferred Shares into Common Stock at the Conversion Ratio.

Voting Rights:

The Holder of each share of Series A Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder; and, (b) by 20. Such voting calculation is hereby authorized by the Company and the Company acknowledges such calculation may result in the total number of possible votes cast by the Series A Holders and all other classes of the Company’s common stock in any given voting matter exceeding the total aggregate number of shares which this Company shall have authority to issue. With respect to any shareholder vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holders of Series A Preferred Stock shall vote together with all other classes and series of common and preferred stock of the Company as a single class on all actions to be taken by the Common Stock shareholders of the Company, except to the extent that voting as a separate class or series is required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

ITEM 8.01

OTHER INFORMATION

None.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of 12 Hong Kong Limited as of the years ending December 31, 2016 and 2015 are filed herein as Exhibit 99.01 to our Current Report on Form 8-K and are incorporated by reference herein.

Also attached, are the financial statements of 12 Hong Kong Limited for the quarter ended March 31, 2017, which are filed herein as Exhibit 99.02 to our Current Report on Form 8-K and are incorporated by reference herein.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial statements with respect to the transaction described herein in this Form 8-K are filed herein as Exhibit 99.03 to our Current Report on Form 8-K and are incorporated herein by reference to Exhibit 99.03.

(d) Exhibits.

The unaudited consolidated financial statements of the Company for the three months ended February 28, 2017 were filed with the SEC on Form 10-Q on June 1, 2017 and are incorporated herein by reference to Exhibit 99.04.

The audited consolidated financial statements of the Company for the years ended November 30, 2016 and 2015 were filed with the SEC on Form 10-K on May 23, 2017 and are incorporated herein by reference to Exhibit 99.05.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on Form S-1 on December 30, 2014.
3.01(a)	Amendment and Restated Articles of Incorporation	Filed with the SEC on Form 8-K on June 14, 2017.
3.02	Bylaws	Filed with the SEC on Form S-1 on December 30, 2014.
10.01	Share Exchange Agreement by and among Devago, Inc., 12 Hong Kong Limited and the shareholders of 12 Hong Kong Limited	Filed with the SEC on Form 8-K on June 7, 2017.
99.01	Audited Financial Statements of 12 Hong Kong Limited for the years ending December 31, 2016 and 2015	Filed herewith.
99.02	Unaudited Financial Statements of 12 Hong Kong Limited for the quarter ended March 31, 2017	Filed herewith.
99.03	Unaudited Pro Forma Condensed Combined Financial Statements of the Company and 12 Hong Kong Limited	Filed herewith.
99.04	Unaudited Consolidated Financial Statements of the Company for the three-month period ended June 30, 2013	Filed with the SEC on June 1, 2017 as part of our Quarterly Report on Form 10-Q
99.05	Audited Consolidated Financial Statements of the Company for the years ended October 31, 2012 and 2011	Filed with the SEC on June 1, 2017 as part of our Annual Report on Form 10-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

12 RETECH CORPORATION

Dated: June 28, 2017

/s/ Angelo Ponzetta

By: Angelo Ponzetta

Its: Chief Executive Officer